UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 4, 2011
(Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.
(Exact Name of Registrant As Specified In Its Charter)

Nevada	1-33640	88-0326480
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 13, 2011, American International Industries, Inc. (the "Company") entered into a letter of intent with Kemah Development Texas L.P. (“KDT”) which is owned by an entity which is controlled by the brother of Daniel Dror, the Company’s CEO (Daniel Dror disclaims any ownership in or control over KDT), pursuant to which KDT agreed to sell 65 acres of land located in Galveston County, Texas (the “Property”) to the Company in consideration for restricted shares of the Company’s common stock.  An earnest money contract was entered into on March 4, 2011.  Subsequently, in July 2011, the agreement was amended to provide for the purchase price to be paid by the issuance of 1,460,000 restricted shares of the Company’s common stock.  The Company has received an appraisal of the Property from an independent third-party appraiser which concluded that the Property had an estimated fair market value of approximately $1,900,000.  The purchase of the Property closed on July 9, 2011.  The Company’s present intention is that the Property will be held by its wholly-owned real estate subsidiary, American International Texas Properties, Inc.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the purchase of the Property, as described above, the Company issued KDT an aggregate of 1,460,000 restricted shares of Company’s common stock.  The issuance by the Company was based upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not the purposes of resale and the Company took appropriate measures to restrict transfer of these shares.  No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions.

ITEM 8.01 OTHER EVENTS.

On or around June 23, 2011, the Company filed a complaint against Texas Community Bank, N.A. (“Texas Bank”); Dawn Condominiums, L.P.; and William Padon (collectively, the “Defendants”) in the United States District Court for the Southern District of Texas (Galveston Division), alleging conversion of funds, breach of contract, money had and received and violations of the Bank Holding Company Act Amendments of 1970 against Texas Bank, and statutory fraud, common law fraud and conspiracy to commit fraud against the Defendants.  The Company is seeking a declaratory judgment that Texas Bank is not entitled to any interest in the 286.58 acres of land owned by the Company; attorneys’ fees; exemplary damages; treble damages and other court costs.  The Company alleges that the damages caused to the Company by the actions of the Defendants totaled in excess of $1,000,000, not including $349,999 which was debited from the Company’s account at Texas Bank without cause and without authorization by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ DANIEL DROR
   CEO AND CHAIRMAN
   Dated: July 12, 2011